Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

LENNAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A Common Stock, par value $.10 per share	Rule 456(b) and Rule 457(r)(2)

	Equity	Class B Common Stock, par value $.10 per share (1)	Rule 456(b) and Rule 457(r)(2)

	Equity	Preferred Stock, par value $10 per share (1)	Rule 456(b) and Rule 457(r)(2)

	Equity	Participating Preferred Stock, par value $.10 per share (1)	Rule 456(b) and Rule 457(r)(2)

	Other	Depository Shares (1)	Rule 456(b) and Rule 457(r)(2)

	Debt	Debt Securities(1)	Rule 456(b) and Rule 457(r)(2)

	Debt	Guarantees of Debt Securities by direct or indirect wholly-owned subsidiaries	Rule 457(n) (3)

	Other	Warrants(1)	Rule 456(b) and Rule 457(r)(2)

	Other	Units(1)	Rule 456(b) and Rule 457(r)(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

Total Offering Amounts

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

This registration statement relates to an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on conversion of other securities or on exercise of warrants with regard to which additional consideration may or may not be required.

(2)

In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)	Pursuant to Rule 457(n), no separate fee for the guarantees is payable. The registrant is relying on Rule 456(b) and Rule 457(r) to defer payment of all registration fees.